                                                                    EXHIBIT 10.9

                          TECHNOLOGY LICENSE AGREEMENT

        THIS TECHNOLOGY LICENSE AGREEMENT (this "Agreement") is entered into as of the 1st day of May, 1999, by and between 1ST NET TECHNOLOGIES, INC., a Colorado corporation (referred to as "1st NET" or the "Licensor"), and THE CHILDREN'S TECHNOLOGY GROUP, INC., a Nevada corporation (referred to as "CTG" or the "Licensee").

                                    RECITALS

        A. Licensor is the developer and owner of certain rights, in and to the "MindWalker" web browsers and community software programs ("MindWalker").

        B. Licensee desires to acquire a non-exclusive license to use and distribute the MindWalker web browser and an exclusive license to develop and distribute a web browser for the teenage market based on "MindWalker" technology. Licensor is willing to grant such license, all on the terms and conditions of this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the recitals and the mutual covenants and conditions contained herein, the parties agree as follows:

        1. DEFINITIONS. Unless a contrary interpretation is required by the specific context, the following terms shall have the following definitions, whether used in the singular, plural, possessive or other such form:

                1.1 "PRODUCT" shall mean the product of Licensee which, in the absence of this Agreement, would infringe Licensor's rights in the trademarks and/or the Technology.

                1.2 "TECHNOLOGY" shall mean any and all confidential information, inventions, know-how, data, trade secrets, whether or not patentable, including any trademarks, tradenames, copyrights and other intellectual property rights based on the Products and/or related to the MindWalker web browser.

                1.3 "MODIFICATIONS, IMPROVEMENTS AND ENHANCEMENTS" shall mean any technology in addition to or substitution for existing technology and which requires the use of existing technology to operate.

        2.      GRANT OF NON-EXCLUSIVE AND EXCLUSIVE LICENSES.

                2.1 LICENSE. Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, upon the terms and conditions contained in this Agreement, a worldwide non-exclusive license to use, market and sell the MindWalker web browser, and exclusive rights to develop a MindWalker web browser for the teenage market.

                2.2 MODIFICATIONS, IMPROVEMENTS AND ENHANCEMENTS BY LICENSOR. The License shall extend to any Modifications, Improvements or Enhancements in the Technology hereafter developed by Licensor. Licensor will supply all such Modifications, Improvements and Enhancements to Licensee as soon as practicable following their development; however, Licensor shall have no obligation to make any Modifications, Improvements and Enhancements. Licensor shall notify Licensee of the date upon which each Modification, Improvement or Enhancement shall be deemed to be a part of the License under this Agreement.

                2.3 MODIFICATIONS, IMPROVEMENTS AND ENHANCEMENTS BY LICENSEE. Licensee shall have the right to modify, improve and enhance the Technology from time to time. Licensee shall, within thirty (30) days, forward to Licensor a description of any such Modification, Improvement or Enhancement. Upon termination of this Agreement,

Licensee shall not have any ownership with respect to rights to any such Modification, Improvement or Enhancement. Licensee agrees to defend Licensor in any claim, lawsuit or other proceeding that may hereafter be made or filed which is based on, related to or connected with any Modification, Improvement or Enhancement affected by Licensee pursuant to this Section 2.3.

                2.4 RIGHTS EXCLUDED. The License shall not include the rights to manufacture, reproduce, publish, transfer, market, distribute, sublicense, assign or sell the Technology in any transfer medium whatsoever except as expressly provided in this Agreement.

                2.5 TITLE. Licensee hereby acknowledges that Licensor retains title to the Technology and shall have and retain title to any Modifications, Improvements and Enhancements made to the Technology by any party and that Licensee acquires only a License to specific rights as set forth in this Agreement. Licensor shall grant to Licensee a license with respect to any Modifications, Improvements or Enhancements developed by Licensor in accordance with Section 2.2 of this Agreement.

        3.      TRADEMARKS, TRADENAMES AND COPYRIGHTS.

                3.1 SOLE PROPERTY OF LICENSOR. In addition to Technology, all trademarks, tradenames and copyrights granted or applied for in connection with the Technology are, will and shall remain the sole property of Licensor. Any direct or indirect use, publication or reference to Licensor's name, trademarks, or tradenames, except as specified in this Agreement or as expressly authorized by Licensor in writing, is prohibited.



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

                3.2 USE OF LICENSOR'S TRADEMARKS, TRADENAMES AND COPYRIGHTS. Licensee may use Licensor's trademarks, tradenames and copyright on products as follows:

                                   MindWalker

                3.3 EFFECT OF TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement, the right of Licensee to use Licensor's tradenames and trademarks shall cease immediately.

        4.      WARRANTIES AND INDEMNIFICATION.

                4.1 Licensor represents and warrants that it is the owner of the entire right, title and interest in and to the trademarks above and the Technology, and that it has the full right, power and capacity to enter into this Agreement and to lawfully grant the exclusive rights granted to Licensee hereby. Licensor further warrants that, except as otherwise provided in this Agreement, it will not take any action, or fail to take any action during the term of this Agreement, that would negate this Agreement or cause a loss to Licensee of the License granted hereunder.

                4.2 Licensor represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; has the power and authority to enter into this Agreement; all corporate and other action required to be taken on behalf of Licensor to authorize the execution and delivery of this Agreement, and to carry out the transactions contemplated herein, have been duly and properly taken.

                4.3 Licensee shall defend at its own cost any infringement suit that may be brought against Licensee or Licensor on account of the development, manufacture,



                                  Page 4 of 14
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production, use, or sale of the Technology or of any Product sold by Licensee, and shall indemnify and save Licensor harmless against any such patent or similar infringement suits, and any claims, losses, damages, liabilities or expenses, including reasonable attorneys' fees and costs, which may be incurred by Licensor therein or in settlement thereof. Any and all settlements must be approved by Licensor before execution by Licensee.

                4.4 LICENSOR DOES NOT WARRANT THE ADEQUACY OF THE TECHNOLOGY AND DOES NOT WARRANT, EXPRESSLY OR IMPLIEDLY, THE MERCHANTABILITY, SUITABILITY OR FITNESS THEREOF FOR ANY PURPOSE WHATSOEVER. EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 4, LICENSOR DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

        5.      DOCUMENTATION AND CONFIDENTIAL INFORMATION.

                5.1 PROTECTION OF CONFIDENTIAL PROPRIETARY INFORMATION. Licensee shall protect all documents, information and data supplied by Licensor and designated as confidential and proprietary to Licensor. Each party shall promptly report to the other any unauthorized disclosures or misuse of such information and data of which such party becomes aware or has reasonable cause to believe has occurred. Licensee agrees to immediately notify Licensor of any Modification, Improvement or Enhancement to the Licensed Software developed by Licensee and to provide details thereof to Licensor.

                5.2 CONFIDENTIALITY AGREEMENTS. Concurrent with the execution of this Agreement, Licensee agrees to execute Licensor's standard form Confidentiality Agreement of which is attached hereto as Exhibit "A". Licensee also agrees to require its employees and representatives with access to the Technology and other documents or materials designated by Licensor as confidential and proprietary to execute the standard form Confidentiality Agreement and to execute any other instruments or documents Licensor deems necessary or advisable in order to protect its trade secrets and any other confidential and proprietary information.

                5.3 EFFECT OF TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement, Licensee shall cease all use of and, at its own expense, immediately return to Licensor, at Licensor's principal offices or such other location as Licensor may designate, all copies of any diskettes, source codes, tapes, recordings, manuals, books, or other electronic or written materials relating to the Technology or any tradenames, trademarks or logo types relating to Licensor regardless whether prepared by Licensor or Licensee, including all copies of materials containing information or data supplied by Licensor and designated by Licensor as confidential and proprietary.

        6.      TERM AND TERMINATION.

                6.1 SINGLE TERM. This Agreement shall be for a single term commencing on the date hereof and expiring three (3) years from the date hereof, unless sooner terminated as provided for herein. Licensor and Licensee shall have no obligation, nor has either made any promise, whether express or implied, to renew or extend this Agreement beyond the term thereof. Licensor and Licensee shall each have the absolute right, in their sole discretion, to determine whether to renew or extend this Agreement, regardless of whether and to what degree the other party has performed its obligations hereunder.



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

                6.2 TERMINATION. Either party may terminate this Agreement effective immediately on delivery of written notice of the same to the other party for any of the following:

                        6.2.1   Mutual agreement of the parties hereto;

                        6.2.2   Commission of a material breach of the
Agreement; or

                        6.2.3 The filing or submission of any petition in bankruptcy by or against a party to this Agreement or any of its subsidiaries dealing in the Technology, or upon occurrence of any other act of insolvency by a party to this Agreement or such subsidiaries; provided, in the event that a party declines to exercise its termination rights upon the bankruptcy or insolvency of the other, this Agreement shall remain in full force and effect and binding upon the bankruptcy or insolvent party.

                6.3 CONTINUING OBLIGATIONS OF LICENSEE. Notwithstanding termination of this Agreement, whether by expiration of its term or otherwise, Licensee shall remain obligated to do the following:

                        6.3.1 To indemnify and defend Licensor as provided in this Agreement; and

                        6.3.2 To maintain the confidentiality of any and all of Licensor's data or information designated as confidential and proprietary.

                6.4 NO CONTINUATION OF LICENSOR'S OBLIGATIONS. Upon termination of this Agreement and without prejudice to any claims which Licensee may have against Licensor immediately prior to such termination or arising therefrom, Licensor's obligations under the Agreement shall cease immediately.



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

        7.      MISCELLANEOUS PROVISIONS.

                7.1 ASSIGNMENTS. Neither this Agreement nor any rights or obligations of Licensee hereunder shall be assignable by Licensee in whole or in part, by operation of law or otherwise, without the prior written consent of Licensor, which may be granted or withheld in Licensor's sole discretion. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

                7.2 HEADINGS. The headings of the articles, paragraphs and clauses used in this Agreement are included for convenience only and are not to be used in interpreting or construing this Agreement.

                7.3 GOVERNING LAW. This Agreement and all disputes concerning its execution, formation, interpretation, performance, breach, termination, validity, or enforceability shall be governed by the laws of the State of California as applicable to contracts made between residents of California, regardless of the laws which may otherwise be applicable under principles of conflicts of laws.

                7.4 WAIVER. No claim or right arising out of a breach of this Agreement can be discharged in whole or in part by a waiver of the claim or right unless it is in writing and signed by the aggrieved party.

                7.5 NOTICES. All notices and other communications required herein shall be in writing and shall be either delivered personally or be dispatched by facsimile or sent by certified mail, postage prepaid, return receipt requested. Items delivered personally shall be deemed delivered one day after dispatch; items sent by certified or registered mail shall be deemed delivered three (3) days after mailing. The addresses of the parties for purposes of this provision are:



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

        LICENSOR:     Attention: Chief Executive Officer
                      1st Net Technologies, Inc.
                      11423 W. Bernardo Court
                      San Diego, California  92127

                      WITH A COPY TO:

                      R. Blair Krueger
                      The Krueger Group, LLP
                      11423 W. Bernardo Court
                      San Diego, California  92127

        LICENSEE:     The Children's Technology Group, Inc.
                      11423 W. Bernardo Court
                      San Diego, California 92127

Either party may change its address by giving notice thereof as required herein.

                7.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and shall supersede the terms and conditions of any and all prior agreements, understanding, promises, representations and writings made by either party to the other concerning the subject matter and the terms and conditions hereof. No subsequent modification, amendment, or extension of this Agreement or any of the terms and conditions hereof shall be of any force or effect unless it is in writing and signed by a duly authorized officer or representative of each of the parties.

                7.9 SEVERABILITY. The unenforceability, invalidity or illegality of any provisions of this Agreement shall not render the other provisions unenforceable, invalid or illegal.

                7.10 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if all signatures appeared on the same document.

                            [SIGNATURES ON NEXT PAGE]



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        IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by its duly authorized officer as of the day and year first written above.

                                        1ST NET TECHNOLOGIES, INC.,
                                        a Colorado corporation

                                        /s/ Gregory D. Writer, Jr.
                                        ----------------------------------------
                                        Gregory D. Writer, Jr.,
                                        Chief Executive Officer

                                        THE CHILDREN'S TECHNOLOGY GROUP, INC.,
                                        a Nevada corporation

                                        /s/ Lawrence K. Kimball
                                        ----------------------------------------
                                        Lawrence K. Kimball,
                                        Chief Financial Officer

                                   EXHIBIT "A"

                            CONFIDENTIALITY AGREEMENT

                                WARRANT AGREEMENT

                                  BY AND AMONG

                           1ST NET TECHNOLOGIES, INC.

                                       AND

                              TUMMY BUSTERS, INC.,

                                     d.b.a.

                           CHILDREN'S TECHNOLOGY GROUP




                           Dated as of April 19, 1999

                               TUMMY BUSTERS, INC.

                                WARRANT AGREEMENT

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                            VOID AFTER APRIL 19, 2002

        This certifies that 1st Net Technologies, Inc. ("1st Net"), or any party to whom this Warrant is assigned (1st Net and such assignee hereinafter collectively "Holder"), is entitled to subscribe for and purchase 4,000,000 shares (as constituted on the date of issuance hereof) of the fully paid and nonassessable Common Stock, no par value (the "Common Stock"), of Tummy Busters, Inc., a Nevada corporation doing business as "Children's Technology Group" (the "Corporation"), subject to the provisions and upon the terms and conditions hereinafter set forth. The purchase price of each such share shall be $0.10 per share, as adjusted herein (the "Warrant Price"). The number and character of such shares of Common Stock are subject to downward adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term "Warrant" as used herein shall include this Warrant and any warrant(s) delivered in substitution or exchange therefor as provided herein.

        1. CONSIDERATION; APPOINTMENT OF NEW MANAGEMENT. As consideration for the issuance of this Warrant, the parties shall have entered into that certain Technology License Agreement of even date herewith a true and correct copy of which is attached hereto as Exhibit "A" (by which 1st Net grants the Corporation an exclusive license and marketing rights to the "Crayon Crawler" web browser and community software program), and the Corporation shall have paid 1st Net pursuant thereto cash consideration in the amount of $400,000. As further consideration, concurrently with the execution and delivery hereof the Corporation (i) shall have entered into that certain additional Technology License Agreement with 1st Net a true and correct copy of which is attached hereto as Exhibit "B" (by which the Corporation grants an exclusive license to 1st Net for r-site.com) and (ii) shall hereby remove the existing officers and directors of the Corporation and appoint (a) Messrs. Gregory D. Writer, Jr., Lawrence K. Kimball and James H. Watson, Jr., and Ms. Martha Kreutz, as members of the Board of Directors, and (b) Mr. Gregory D. Writer as Chairman, Chief Executive Officer, and President, Mr. Jeffrey Chatfield as Vice President, Investor Relations, Mr. Lawrence K. Kimball as Chief Financial Officer and Treasurer, and Ms. Sharon Ramia as Secretary, of the Corporation.

        2. METHOD OF EXERCISE; PAYMENT. The purchase right represented by this Warrant may be exercised by Holder, in whole or in part, by the surrender of this

Warrant (with the subscription form attached hereto duly executed) at the original office of the Corporation located at 11423 West Bernardo Court, San Diego, California 92127 and by the payment to the Corporation, by certified or cashier's check, of an amount equal to the aggregate Warrant Price of the shares of Common Stock being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Holder within thirty (30) days of the surrender of this Warrant (with the subscription form attached hereto duly executed) and, unless this Warrant has been fully exercised or expired, a new Warrant representing the aggregate purchase price of shares with respect to which this Warrant shall not then have been exercised shall also be issued to Holder within such time. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.

        3. STOCK FULLY PAID; RESERVATION OF SHARES. The Corporation covenants and agrees that all securities which may be issued by the Corporation upon the exercise of the rights represented by this Warrant in accordance with its terms will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges of the Corporation with respect to the issue thereof. The Corporation further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock or other securities as would be required in the event of the full exercise of the rights represented by this Warrant. The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

        4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The applicable Warrant price from time to time in effect and the number of shares of Common Stock receivable upon exercise of this Warrant shall be subject to downward adjustment from time to time after the date hereof as follows:

                4.1     ADJUSTMENT TO WARRANT PRICE FOR CERTAIN DILUTING ISSUES.

                        4.1.1.  SPECIAL DEFINITIONS. For purposes of this
                                Article 4, the following definitions shall apply:



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

                        (1) `ADDITIONAL SHARES OF COMMON STOCK' shall mean all shares of Common Stock issued (or, pursuant to Section 4.1.3, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                (A)     to officers, directors or bona fide
                                        employees of, or consultants to, the
                                        Corporation pursuant to stock option or
                                        stock purchase plans or agreements on
                                        terms approved by the Board of
                                        Directors;

                                (B)     upon exercise of this Warrant; or

                                (C)     for which adjustment of the Warrant
                                        Price is made pursuant to Section 4.2.

                        (2) `BUSINESS DAY' means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated to be closed by law or by executive order.

                        (3) `COMMON STOCK MARKET PRICE' of one share of Common Stock at any date shall be deemed to be, if the shares of the Corporation are publicly-traded, the average of the daily closing prices for the five (5) consecutive Business Days ending two (2) Business Days before the day in question (as adjusted for any stock dividend, split, combination or reclassification). The closing price for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the last reported bid price, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or the last reported sales price on the National Market System ("NMS") of the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"), or if the Common Stock is not included in the NMS, the average of the reported last closing bid and asked prices on NASDAQ, or if not listed or admitted to trading on any national securities exchange or NASDAQ, the average reported bid price as furnished by The National Quotation Bureau, Incorporated (or the equivalent recognized source of quotations), all as adjusted. If the Shares of the Corporation are not publicly-traded, the Common Stock Market Price shall be deemed $0.10 per share. The sale of Common Stock in a bona fide underwritten public offering shall be deemed a sale of Common Stock at the Common Stock Market price, notwithstanding the immediately preceding sentence.



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

                        (4) `CONVERTIBLE SECURITIES' shall mean any evidences of indebtedness, shares (other than Common Stock or this Warrant) or other securities convertible into or exchangeable for Common Stock.

                        (5) `OPTIONS' shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        (6) `ORIGINAL ISSUE DATE' shall mean April 19, 1999, the date on which this Warrant was first issued.

                        4.1.2 NO DOWNWARD ADJUSTMENT OF WARRANT PRICE. No decrease in the Warrant Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the lower of the Warrant Price or the Common Stock Market Price in effect on the date of, and immediately prior to, such issue. No increase in the Warrant Price shall be made in respect of the issuance of Additional Shares of Common Stock.

                        4.1.3. DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.1.5 hereof) of such Additional Shares of Common Stock would be less than the lower of the Warrant Price or the Common Stock Market Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any case in which Additional Shares of Common Stock are deemed to be issued:

                                (1) no further adjustments in the Warrant Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Warrant Price shall affect Common Stock previously issued upon exercise of the Warrant); and

                                (3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Warrant Price.

                        4.1.4 DOWNWARD ADJUSTMENT OF WARRANT PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.1.3) without consideration or for a consideration per share less than the lower of the Warrant Price or the Common Stock Market price in effect on the date of and immediately prior to such issue, then and in such event, the Warrant Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the quotient obtained by dividing:

                                (A)     an amount equal to the sum of

                                        (x) the total number of shares of Common
                                        Stock outstanding immediately prior to
                                        such issuance, multiplied by the lower
                                        of the Warrant Price or the Common Stock
                                        Market price in effect on the date of
                                        and immediately prior to such issue,
                                        plus

                                        (y) the consideration received by the
                                        Corporation upon such issuance;

                                        by

                              (B) the total number of shares of Common Stock outstanding immediately after the issuance of such Common Stock, and

                              (C) in the event the Common Stock Market Price in effect on the date of and immediately prior to such issue is lower than the Warrant Price in effect on the date of and immediately prior to such issue, then by multiplying the resulting quotient by a fraction, the numerator of which shall be the Warrant Price in effect on the date of and immediately prior to such issue and the denominator of which shall be the Common Stock Market Price in effect on the date of and immediately prior to such issue.

        The Warrant Price adjusted as provided above may be similarly readjusted upward (but not above the initial Warrant Price to reflect the issuance of shares of Common Stock for a consideration per share greater than the lower of the Warrant Price or the Common Stock Market Price in effect on the date of and immediately prior to such issue.

        In the event of any adjustment of the Warrant Price as provided in this
Section 4.1.4, then and in each such case Holder, upon the exercise hereof, shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (a) dividing the Warrant Price prior to the adjustment by the adjusted Warrant Price, and (b) multiplying the resultant quotient by the total number of shares of Common Stock called for by the face of this Warrant.

                4.1.5   DETERMINATION OF CONSIDERATION. For purposes of this
                        Section 4.1, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (1) CASH AND PROPERTY: Such consideration shall:

                                (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                                (C) in the event Additional Shares of Common
                                Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                        (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to
                                Section 4.1.3, relating to Options and
                                Convertible Securities, shall be determined by dividing:

                4.2 ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.2), the Warrant Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that this Warrant shall be exercisable into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon exercise of this Warrant immediately before that change.

                4.4 CERTIFICATES AS TO ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Warrant Price pursuant to this Article 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth (i) such adjustments and readjustments, (ii) the Warrant Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

                4.5 NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (v) to enter into any transaction or series of transactions within any three month period pursuant to an agreement to which the Corporation is a party in which greater than fifty percent (50%) of the Corporation's voting securities (on as-converted-to-Common Stock basis) shall be transferred;

Then, in connection with each such event, the Corporation shall send to the
Holder: (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii), (iv) and (v) above; and (2) in the case of the matters referred to in (iii), (iv) and (v) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

        5. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any subscription hereunder, but in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share at the then effective Warrant Price.

        6. DISSOLUTION OR LIQUIDATION. In case the Corporation shall, at any time prior to the expiration of this Warrant and prior to the exercise hereof, dissolve, liquidate or wind up its affairs, Holder shall be entitled, upon the exercise hereof, to receive in lieu of the shares of the Corporation's Common Stock which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of the Corporation's Common Stock, had it been the holder of record of such shares of Common Stock or other securities receivable upon the exercise of this Warrant on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. If any such distribution. If any such dissolution, liquidation or winding up results in a cash distribution or distribution of property which the Corporation's Board of Directors determines in good faith to have a cash value in excess of the Warrant Price provided by this Warrant, as it may be adjusted, then

Holder may, at its option, exercise this Warrant without making payment of the aggregate Warrant Price and, in such case, the Corporation upon the distribution to Holder shall, in making settlement to Holder, deduct from the amount payable to Holder an amount equal to such aggregate Warrant Price.

        7. TERM. This Warrant may be exercised in whole or in part at any time and from time to time on or after April 19, 1999 and shall terminate on April 19, 2002.

        8. NO SHAREHOLDER RIGHTS. No Holder hereof, solely by virtue hereof, shall be entitled to any rights of a shareholder of the Corporation.

        9.      TRANSFER AND EXCHANGE.

                9.1 TRANSFER. This Warrant is transferable on the books of the Corporation at its principal office by the registered holder hereof upon surrender of this Warrant properly endorsed. Upon such surrender, the Corporation shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Corporation shall issue and deliver to Holder a new Warrant or Warrants with respect to the Warrants not so transferred.

                9.1 EXCHANGE. This Warrant is exchangeable at the principal office of the Corporation for Warrants to purchase the same aggregate number of shares of Common Stock purchasable hereunder, each new Warrant to represent the right to purchase such number of shares as Holder shall designate at the time of such exchange.

                9.2 SECURITIES ACTION OF 1933. The Holder, by acceptance hereof, agrees that this Warrant and the shares of the Common Stock issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Action of 1933, as amended (the "1933 Act"), and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Article 9 with respect to any resale or other disposition of such securities. The Holder consents to the Corporation's making a notation on its records in order to implement such restrictions on transferability.

        10. LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation will execute and deliver in lieu hereof a new Warrant.

        11. GOVERNMENTAL APPROVALS. The Corporation will from time to time use its best efforts to take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities act filings under federal and state laws, which may be or become requisite in connection with the issuance, sale and delivery of this Warrant, and the issuance, sale and delivery of the Common Stock or other securities issued or deliverable upon exercise of this Warrant.

        12. SUCCESSORS. All the covenants and provisions of this Warrant shall bind and inure to the benefit of Holder and the Corporation and their respective successors and assigns.

        13. NOTICES. All notices and other communications given pursuant to this Warrant shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

                (a)     If to Holder, then to:

                With a copy (which shall not constitute notice) to:

                (b)     If to the Corporation, then to:

                With a copy (which shall not constitute notice) to:

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Article 13.

        14. AMENDMENT. This Warrant may be amended only by instrument in writing signed by the Corporation and Holder.

        15. CONSTRUCTION OF WARRANT. This Warrant shall be construed as a whole and in accordance with its fair meaning. A reference in this Warrant to any section shall be deemed to include a reference to every section the number of which begins with the number of the section to which reference is made. This Warrant has been negotiated by the parties hereto and the language hereof shall not be construed for or against any party.

        16. LAW GOVERNING. This Warrant is executed, delivered and to be performed in the State of California and shall be construed and enforced in accordance with and governed by the laws of such State without regard to the conflicts of law provisions of such State.

Dated as of ________________, 1999

1ST NET TECHNOLOGIES, INC.,             TUMMY BUSTER, INC.,
   a Colorado corporation                   a Nevada corporation

---------------------------------       ----------------------------------------
Gregory D. Writer, Jr.,                 Lawrence K. Kimball
Chief Executive Officer                 Chief Financial Officer

SUBSCRIPTION FORM

                 (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT)

        The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchased ________ of the number of shares of Common Stock of _________________, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

Dated: _________________, 199___

                                        ----------------------------------------
                                             (Signature of Registered Owner)

                                        ----------------------------------------
                                                    (Street Address)

                                        ----------------------------------------
                                        (City)           (State)           (Zip)

ISSUE OF A NEW WARRANTY

                   (TO BE EXECUTED ONLY UPON PARTIAL EXERCISE,

                    EXCHANGE OR PARTIAL TRANSFER OF WARRANT)

Please issue ______ (number) Warrants, each representing the right to purchase _____ shares of Common Stock of ___________, to the registered holder hereof.

Dated:  ____________, 199___


                                        ----------------------------------------
                                             (Signature of Registered Owner)

                               FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below:

        NAME OF ASSIGNEE            ADDRESS           NO. OF SHARES
      ---------------------------------------------------------------

and does hereby irrevocably constitute and appoint ________________ as Attorney-in-fact to make such transfer on the books of _______________________, maintained for the purpose, with full power of substitution in the premises.


Dated: ________________, 199___

                                        ----------------------------------------
                                                       (Signature)

                                  EXHIBIT "B"


                           CONFIDENTIALITY AGREEMENT

                            CONFIDENTIALITY AGREEMENT

        THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is entered into as of the 22nd day of April, 1999, by and between 1ST NET TECHNOLOGIES, INC., a Colorado corporation ("1st NET") and THE CHILDRENS TECHNOLOGY GROUP, INC., a Nevada corporation ("CTG").

                                    RECITALS

        1. PURPOSE. In the course of the relationship between 1st NET and CTG arising out of that certain Technology License Agreement entered into by the parties on April 22, 1999, it is essential for the parties to have a completely open exchange of information which requires that the parties execute this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. COVENANT. The parties to this Agreement shall treat any information (irrespective of its source or form of communication) that may be furnished by or on behalf of the parties, whether furnished before, on or after the date of this Agreement, confidentially and in strict accordance with the provisions hereof.

        2. CONFIDENTIAL MATERIAL. The term Confidential Material shall include any notes, analyses, compilations, studies or other documents or records prepared by the parties or others, which is generated from information supplied by the the parties or its representatives. The term Confidential Material shall not include information which either party can prove by documentary evidence:
(i) becomes generally available to the public other than as a result of a disclosure in violation of this Agreement; (ii) was available to either party, as the case may be, on a non-confidential basis from a source other than the parties (provided such information is not subject to another confidentiality agreement or other obligation of secrecy to CTG, 1st NET or another party); or
(iii) becomes available to either party on a non-confidential basis from sources other than the parties, provided that such source is not prohibited from transmitting the information to the parties by a contractual, legal or fiduciary obligation.

        3. WRITTEN CONSENT. Without the prior written consent of 1st NET, CTG will not disclose and will direct its representatives not to disclose, to any person other than its representatives, the fact that the Confidential Material has been made available to CTG. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership or individual.

        4. COMPELLED DISCLOSURE.If CTG or any of its representatives are requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand or any similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Material, you will provide 1st NET with prompt notice in advance of such disclosure so that 1st NET may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement and CTG agrees to cooperate in pursuing any such course of action. In the event that such protective order or other remedy is not obtained, CTG will furnish only such information as CTG is advised to be legally required and will exercise its best efforts to obtain assurance that confidential treatment will be accorded to any information which is compelled to be disclosed.

        5. SECURITIES CONCERNS. CTG acknowledges that it is aware, and agrees that it will advise its representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from any issuer-related material, non-public information from purchasing or selling securities of the issuer or from communication of such information to any other person under circumstances in which it is reasonably foreseeable that person is likely to purchase or sell such securities while in possession of material non-public information.

        6. LIQUIDATED DAMAGES. CTG acknowledges and agrees that 1st NET would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the 1st NET shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce its terms and provisions hereof, in addition to any other remedy at law or in equity.

        7. NO WAIVER. No failure to or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege. The losing party agrees to pay all costs and expenses, including reasonable counsel fees, incurred by the prevailing party in case any such action for breach of this Agreement is brought by them.

        8. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed within such State without reference to principles of conflicts of law.

        9. JURISDICTION.CTG consents to personal jurisdiction and venue in any action brought in connection with any matter arising under this Agreement.

        10. TERM. This Agreement shall remain in effect for a period of three years from the date hereof and may be modified or waived only by a separate writing by 1st NET that expressly so modifies or waives this Agreement.

          The individual or individuals executing this Agreement are duly authorized and empowered to fully bind the parties to the terms and conditions of this Agreement.


1ST NET TECHNOLOGIES, INC.,
a Colorado corporation

------------------------------------
Gregory D. Writer, Jr.
Chief Executive Officer

THE CHILDRENS TECHNOLOGY GROUP, INC.,
a Nevada corporation

------------------------------------
Lawrence K. Kimball
Chief Financial Officer